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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Quintus Corporation on Form S-1 of our report dated June 18, 1999 (November 10, 1999 as to Note 15), our report dated June 18, 1999 relating to the financial statement schedule, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts," all of which are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP
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San Jose, California
November 15, 1999